Exhibit 1.01

Conflict Minerals Report

I.	Introduction

This Conflict Minerals Report (the “Report”) of Electromed, Inc. (“Company,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2015 to December 31, 2015.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we refer to in this report as the “conflict minerals,” are gold, columbite-tantalite, cassiterite and wolframite, including their derivatives tantalum, tin and tungsten. The “covered countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

We design, manufacture, market and sell innovative products that provide airway clearance therapy, including the SmartVest® Airway Clearance System (“SmartVest System”) and related products. The SmartVest System generates High Frequency Chest Wall Oscillation (“HFCWO”) and is composed of a garment and portable generator. As described in this Report, certain components in our generators that we contract to manufacture contain components that include conflict minerals that are necessary to the functionality or production of those products. In this Report we refer to such products which were manufactured during calendar year 2015 as the “covered products.”

Covered products contain components we purchased from third parties that use tantalum, tin, tungsten and gold. We do not source any conflict minerals directly. Due to the depth of our supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Our efforts undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain. The amount of information available globally on the traceability and sourcing of the conflict minerals is extremely limited at this time. We have taken steps to identify the applicable smelters and refiners of such conflict minerals in our supply chain; however, we believe that the smelters and refiners of the conflict minerals contained in the covered products are best situated to identify the sources of the conflict minerals.

II.	Reasonable Country of Origin Inquiry

We have conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals contained in our covered products. This inquiry was reasonably designed to determine whether any of the conflict minerals originated in the covered countries and whether any of the conflict minerals may have been from recycled or scrap sources.

We group components and materials included in our products based on whether they might contain a conflict mineral. In this manner we determined the scope of our covered products.

We asked direct suppliers who provide us with materials and components for our products that might contain a conflict mineral to make a reasonable determination if the materials or components they provide to us contain conflict minerals. We asked these suppliers to complete a supply chain compliance questionnaire based on the Electronic Industry Citizenship Coalition - Global e-Sustainability Initiative (EICC-GeSI) Conflict Minerals Reporting Template reflecting our position on the supply chain.

We received statements or responses from 51 of the 52 direct suppliers who we identified as potential suppliers of materials or components that may contain conflict minerals. We reviewed the statements and responses we received for completeness and consistency of answers. We reviewed questionnaires received and reviewed them for completeness and consistency of answers. Suppliers were required to provide corrections and clarifications where appropriate or necessary.

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III.	Design and Performance of Due Diligence Measures

We have designed and are continuing to adapt our due diligence measures to conform, in all material respects, with the five-step framework established in the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas (the “OECD Guidance”).

Our senior management has engaged with our direct suppliers to incorporate requirements into our purchase order templates and other vendor agreements, on a forward-basis upon renewal or new engagement, to address the inclusion and sources of conflict minerals in the materials and components we receive. In addition, we have documented an internal policy to strengthen our management systems by codifying our actions to date and establishing company-wide procedures that incorporate the OECD guidance.

We analyzed the responses received from our suppliers in connection with the RCOI process to identify risks in our supply chain. Certain responses from our direct suppliers contained names of smelters or refiners who processed conflict minerals contained in our products. We reviewed the names of these smelters and refiners against the smelter and refiner lists developed and maintained by the Conflict-Free Sourcing Initiative, as discussed further below.

The results of our analysis and further due diligence have been reviewed among members of our senior management team, which intends to periodically undertake additional fact and risk assessments for any risks that may require mitigation or any future changes in circumstances.

We have published this Report on our website at http://www.smartvest.com/electromed/investor-relations and intend to continue that practice to report annually on our supply chain due diligence.

IV.	Determination

Notwithstanding our efforts described above, of the three metals identified in our products, we were unable to identify all of the sources for tin and tantalum. However, we have received some information from certain direct suppliers indicating that at least some of the tin and tantalum in our covered products were produced by smelters identified on the applicable Conflict-Free Smelter & Refiners list available at http://www.conflictfreesourcing.org/conflict-free-smelter-refiner-lists/. Schedule 1 identifies the names of smelters and refiners and their location that our suppliers have identified as processing conflict minerals that may be used in our covered products. However, since many suppliers continue to provide company level information and not product level information, this list may include some facilities unrelated to our covered products. The sourcing status for each of these smelters is unknown.

V.	Steps to Improve Due Diligence

We intend to continue to communicate our expectations and information requirements to our direct suppliers. We will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of conflict minerals will likely increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

VI.	Independent Private Sector Audit

Not required for calendar year 2015.

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Schedule 1

Metal	Smelter/Refiner Facility Name†	Location of Facility†
Gold	Advanced Chemical Company*	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Aktyubinsk Copper Company TOO*	KAZAKHSTAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL
Gold	Argor-Heraeus SA*	SWITZERLAND
Gold	Asahi Pretec Corporation*	JAPAN
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*	TURKEY
Gold	Aurubis AG*	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Bauer Walser AG*	GERMANY
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad*	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Métaux SA*	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.*	CHINA
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining*	JAPAN
Gold	Daejin Indus Co., Ltd*	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.*	CHINA
Gold	Do Sung Corporation*	KOREA, REPUBLIC OF
Gold	DODUCO GmbH*	GERMANY
Gold	Dowa*	JAPAN
Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.*	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.*	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.*	CHINA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Ltd. Hong Kong*	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Gold	Hwasung CJ Co., Ltd.*	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited*	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Company Limited*	CHINA
Gold	Asahi Refining USA Inc.*	UNITED STATES
Gold	Asahi Refining Canada Limited*	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kazakhmys Smelting LLC*	KAZAKHSTAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Korea Metal Co., Ltd.*	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold	L' azurde Company For Jewelry*	SAUDI ARABIA
Gold	Lingbao Gold Company Limited*	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.*	CHINA
Gold	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.*	CHINA
Gold	Materion*	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies SA*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat*	UZBEKISTAN
Gold	Nihon Material Co., Ltd.*	JAPAN
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Metal	Smelter/Refiner Facility Name†	Location of Facility†
Gold	Elemetal Refining, LLC*	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastvetmet)*	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery*	RUSSIAN FEDERATION
Gold	PAMP SA*	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.*	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Précinox SA*	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Royal Canadian Mint*	CANADA
Gold	Sabin Metal Corp.*	UNITED STATES
Gold	Samduck Precious Metals*	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.*	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal B.V.*	NETHERLANDS
Gold	SEMPSA Joyería Platería SA*	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.*	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	So Accurate Group, Inc.*	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM*	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.*	CHINA
Gold	Torecom*	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES
Gold	Valcambi SA*	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	CHINA
Gold	Morris and Watson*	NEW ZEALAND
Gold	Guangdong Jinding Gold Limited*	CHINA
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Faggi Enrico S.p.A.*	ITALY
Gold	Geib Refining Corporation*	UNITED STATES
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	Republic Metals Corporation*	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna*	POLAND
Gold	Singway Technology Co., Ltd.*	TAIWAN
Gold	Al Etihad Gold Refinery DMCC*	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals*	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A*	ITALY
Gold	Korea Zinc Co. Ltd.*	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH*	GERMANY
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM*	CHINA
Gold	Henan Yuguang Gold & Lead Co., Ltd.*	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.*	CHINA
Gold	Super Dragon Technology Co., Ltd.	TAIWAN
Gold	The Hutti Gold Company	INDIA
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA
Tantalum	Duoluoshan*	CHINA
Tantalum	Exotech Inc.*	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.*	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.*	CHINA
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Metal	Smelter/Refiner Facility Name†	Location of Facility†
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineração Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining & Smelting*	JAPAN
Tantalum	Molycorp Silmet A.S.*	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	QuantumClean*	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	Taki Chemicals*	JAPAN
Tantalum	Telex Metals*	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	Zhuzhou Cemented Carbide*	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	Plansee SE Liezen*	AUSTRIA
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck GmbH Goslar*	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg*	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tantalum	Plansee SE Reutte*	AUSTRIA
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	KEMET Blue Powder*	UNITED STATES
Tantalum	Tranzact, Inc.*	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.*	BRAZIL
Tin	A&W Iron & Metal	UNITED STATES
Tin	Aleris International	UNITED STATES
Tin	Alfieri Scrap	UNITED STATES
Tin	Al-Rec	UNITED STATES
Tin	Amacor	UNITED STATES
Tin	American Iron & Metal	UNITED STATES
Tin	B&B Metal	UNITED STATES
Tin	Beck Aluminum	UNITED STATES
Tin	Chestnut Ridge	UNITED STATES
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.*	CHINA
Tin	Alpha*	UNITED STATES
Tin	Cooperativa Metalurgica de Rondônia Ltda.*	BRAZIL
Tin	CV Gita Pesona*	INDONESIA
Tin	PT Justindo*	INDONESIA
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	CV Serumpun Sebalai*	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	Dowa*	JAPAN
Tin	EM Vinto*	BOLIVIA
Tin	Estanho de Rondônia S.A.*	BRAZIL
Tin	Feinhütte Halsbrücke GmbH*	GERMANY
Tin	Fenix Metals*	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.*	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.*	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Mineração Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.*	CHINA
Tin	Novosibirsk Processing Plant Ltd.*	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
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Metal	Smelter/Refiner Facility Name†	Location of Facility†
Tin	Operaciones Metalurgical S.A.*	BOLIVIA
Tin	PT Alam Lestari Kencana*	INDONESIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Bangka Kudai Tin*	INDONESIA
Tin	PT Bangka Putra Karya*	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera*	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT BilliTin Makmur Lestari*	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Fang Di MulTindo*	INDONESIA
Tin	PT Karimun Mining*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Seirama Tin Investment*	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sumber Jaya Indah*	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	Rui Da Hung*	TAIWAN
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Thaisarco*	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited*	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	PT Wahana Perkit Jaya*	INDONESIA
Tin	Melt Metais e Ligas S/A*	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	PT Inti Stania Prima*	INDONESIA
Tin	Metallo-Chimique N.V.*	BELGIUM
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	Commercial Metals*	UNITED STATES
Tin	Continental Aluminum*	UNITED STATES
Tin	Custom Alloy*	UNITED STATES
Tin	Eastern Alloys*	UNITED STATES
Tin	G-Metco, Inc.*	UNITED STATES
Tin	Goldy Metals*	UNITED STATES
Tin	Imsamet*	UNITED STATES
Tin	Intrametco*	UNITED STATES
Tin	Laurand Associates*	UNITED STATES
Tin	Mag Pro LLC*	UNITED STATES
Tin	Magna*	UNITED STATES
Tin	MagPro LLC*	UNITED STATES
Tin	Metal Source (Indiana)*	UNITED STATES
Tin	Metal Source (WV)*	UNITED STATES
Tin	Metal Exchange*	UNITED STATES
Tin	Purher Recycling*	UNITED STATES
Tin	Quality Parts*	UNITED STATES
Tin	Recycling Services of Indiana*	UNITED STATES
Tin	Scepter*	UNITED STATES
Tin	Service Aluminum*	UNITED STATES
Tin	Shapiro Metals*	UNITED STATES
Tin	Siempre*	UNITED STATES
Tin	Smelter Service Corp.*	UNITED STATES
Tin	Spectro*	UNITED STATES
Tin	Stanton Moss*	UNITED STATES
Tin	State Metal*	UNITED STATES
Tin	Tennessee Aluminum Processors*	UNITED STATES
Tungsten	HC Starck*	GERMANY
Tungsten	A.L.M.T. TUNGSTEN Corp.*	JAPAN
Tungsten	Kennametal Huntsville*	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA

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Metal	Smelter/Refiner Facility Name†	Location of Facility†
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.*	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.*	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Kennametal Fallon*	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.*	CHINA
Tungsten	H.C. Starck GmbH*	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIETNAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten	MI TECH METALS	UNITED STATES
†	Smelter and refiner facility names and locations as reported by the CFSI as of May 1, 2016.
*	Denotes smelters and refiners that had received a “conflict-free” designation from an independent third party audit program as of May 27, 2016.

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